UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

000-30684

(Commission

file number)

Delaware	20-1303994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2560 Junction Avenue, San Jose, California 95134

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the consummation on July 23, 2012 of the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated March 26, 2012, by and among Oclaro, Inc., a Delaware corporation (“Oclaro”), Tahoe Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Oclaro (“Merger Sub”), and Opnext, Inc., a Delaware corporation (“Opnext”). Pursuant to the Merger Agreement, on July 23, 2012, Merger Sub merged with and into Opnext (the “Merger”), with Opnext continuing as the surviving entity. The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 23, 2012, the business combination of Oclaro with Opnext pursuant to the terms of the Merger Agreement was completed. At the effective time of the Merger (the “Effective Time”), Merger Sub merged with and into Opnext, with Opnext continuing as the surviving entity and a wholly owned subsidiary of Oclaro. The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by Opnext’s board of directors. Opnext’s stockholders adopted the Merger Agreement at the special meeting of stockholders described below.

As a result of the Merger, each issued and outstanding share of Opnext’s common stock (other than shares held by Oclaro, Opnext or any subsidiary of Oclaro or Opnext) (“Opnext Common Stock”) were converted into the right to receive 0.42 shares of common stock, par value $0.01, of Oclaro (“Oclaro Common Stock”) (and cash in lieu of fractional shares). In addition, at the Effective Time:

•

each Opnext stock option that was outstanding and unexercised immediately prior to the Effective Time, whether or not vested, was converted into an option to purchase Oclaro Common Stock (adjusted to give effect to the exchange ratio) and Oclaro assumed such stock option; and

•

each Opnext stock appreciation right that was outstanding and that remained unsettled immediately prior to the Effective Time was converted into either a stock appreciation right with respect to Oclaro Common Stock (adjusted to give effect to the exchange ratio) or a stock appreciation right subject to cash settlement and remained subject to the same terms and conditions of the Opnext equity plan and the applicable stock appreciation right agreement, employment agreement or other agreement evidencing such stock appreciation right as in effect immediately prior to the Effective Time.

In connection with the Merger: (i) approximately 91,144,654 shares of Opnext Common Stock were converted into the right to receive approximately 38,280,755 shares of Oclaro Common Stock; (ii) outstanding options to purchase approximately 10,137,515 shares of Common Stock were converted into options to purchase approximately 4,257,756 shares of Oclaro Common Stock; and (iii) stock appreciation rights with respect to approximately 412,123 shares of Common Stock were converted into stock appreciation rights with respect to approximately 173,092 shares of Oclaro Common Stock. At the Effective Time, Oclaro also assumed the Opnext equity plan and the shares reserved for issuance thereunder. After giving effect to the Exchange Ratio, the unused and converted share reserve thereunder at the Effective Time consisted of 6,388,405 shares of Oclaro Common Stock. Subject to compliance with applicable NASDAQ listing requirements, Oclaro may grant new stock awards under the assumed Opnext equity plan using such share reserve (including any shares returned to such share reserve as a result of the forfeiture or expiration of the stock awards assumed and converted by Oclaro in the Merger) to Oclaro employees who are former Opnext employees and to new employees hired after the Effective Time.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Oclaro’s Current Report on Form 8-K filed on March 26, 2012 and is incorporated into this Item 2.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger and as contemplated by the Merger Agreement, the size of the Oclaro board of directors (the “Board”) was increased from six to ten and, on July 23, 2012, the following persons were appointed to the Board, in each case effective as of the Effective Time: Harry Bosco, David Lee, Kendall W. Cowan and William L. Smith (the “New Directors”). Each of the New Directors was a director of Opnext immediately prior to the Effective Time, and Mr. Bosco also served as Opnext’s chief executive officer. Mr. Smith was appointed to the Board to serve in the class of directors of the Board whose term expires at Oclaro’s 2014 Annual Meeting of Stockholders; Messrs. Bosco and Lee were appointed to the Board to serve in the class of directors of the Board whose term expires at Oclaro’s 2013 Annual Meeting of Stockholders; and Mr. Cowan was appointed to the Board to serve in the class of directors of the Board whose term expires at Oclaro’s 2012 Annual Meeting of Stockholders.

Other than as disclosed in the registration statement on Form S-4 (File No. 333-181254) (as amended or supplemented, the “Registration Statement”) filed by Oclaro with the Securities and Exchange Commission in connection with the Merger, there are no arrangements or understandings between any New Director and any other persons pursuant to which such New Director was named as a director of Oclaro. None of the New Directors has any family relationship with any of Oclaro’s directors or executive officers or any persons nominated or chosen by Oclaro to be a director or executive officer. Other than as described in the Registration Statement, none of the New Directors has any direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

No new plans, contracts or other compensatory arrangements were entered into or became effective in connection with the election of the New Directors, nor were any grants or awards made to the New Directors in connection with their elections; however, in accordance with Oclaro’s customary practice, each of the New Directors will be entitled to the annual and per-meeting fees paid to all non-employee directors of Oclaro, and will be eligible to receive stock options and other equity awards pursuant to applicable equity plans of Oclaro. Oclaro also intends to enter into its standard form of indemnification agreement with each of the New Directors. The form of indemnification agreement is filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended December 29, 2007 filed with the Securities and Exchange Commission on February 6, 2008.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 23, 2012, Oclaro reconvened the Special Meeting of Stockholders (the “Special Meeting”) that was originally held on July 17, 2012 and adjourned to July 23, 2012 in connection with the Merger Agreement. The proposal submitted to Oclaro’s stockholders at the Special Meeting on July 23, 2012 was as follows:

- Proposal 2 – the approval of an amendment to Oclaro’s restated certificate of incorporation to increase the number of authorized shares of Oclaro to 176,000,000.

Proposal 2 is described in detail in the Registration Statement.

The voting results for Proposal 2, including the number of votes for, against or withheld, and the number of abstentions and non-votes, are set forth below. The Oclaro stockholders voted to approve Proposal 2.

Proposal 2 Approval of the Amendment to Oclaro’s Restated Certificate of Incorporation

Oclaro stockholders approved the Amendment to Oclaro’s Restated Certificate of Incorporation.

For	Against	Abstained	Non-Votes
27,722,715	3,076,503	74,277	0

Item 7.01	Regulation FD Disclosure.

On July 24, 2012, Oclaro issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date hereof.

(b) Pro Forma Financial Information

The pro forma financial information required by this item has been previously filed as part of the Registration Statement.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated March 26, 2012, by and among the Oclaro, Inc., a Delaware corporation, Tahoe Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Oclaro, and Opnext, Inc., a Delaware corporation (incorporated by reference to the exhibit with the corresponding exhibit number in Oclaro’s Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2012).

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Oclaro, Inc.

5.1	Opinion of Weil, Gotshal & Manges LLP as to the validity of the shares of Oclaro, Inc. common stock

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 hereto).

99.1	Press release issued on July 24, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: July 27, 2012	By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated March 26, 2012, by and among the Oclaro, Inc., a Delaware corporation, Tahoe Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Oclaro, and Opnext, Inc., a Delaware corporation (incorporated by reference to the exhibit with the corresponding exhibit number in Oclaro’s Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2012).

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Oclaro, Inc.

5.1	Opinion of Weil, Gotshal & Manges LLP as to the validity of the shares of Oclaro, Inc. common stock

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 hereto).

99.1	Press release issued on July 24, 2012